EXHIBIT 24.2


                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September 22, 1999 relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended July 3, 1999


 /S/ BDO SEIDMAN LLP
BDO SEIDMAN LLP


Woodbridge, New Jersey
December 15, 1999